U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 21, 2010

THERMODYNETICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-10707	06-1042505
[State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

651 Day Hill Road, Windsor, Connecticut		06095
(Address of principal executive offices)		(Zip Code)

860-683-2005
(Registrant's telephone number)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.

On December 21, 2010 the Company entered into an agreement for the sale and purchase of 1,100,000 ordinary shares (the "Shares") of Turbotec Products Plc ("Turbotec") between the Company, as the seller, and the Buyers, identified in the next paragraph, dated as of December 21, 2010 (the "Purchase Agreement").

The Buyers are:  (I) Execuzen Ltd., a company incorporated under the laws of England and Wales with company number 3777278 whose registered office is in London, England; and (II) Burlington Holdings, Inc. a company incorporated in the State of Nevada with its principal offices in Henderson, NV; (collectively the “Buyers”).

Article 3 of the Purchase Agreement provides for the sale of the Shares for the purchase price of twenty-eight hundredths of one (£0.28) pound sterling per share, for an aggregate purchase price of three hundred eight thousand (£308,000) pounds sterling which at today's exchange rate converts into approximately four hundred eighty thousand ($480,000) dollars before fees and transaction expenses. The purchase price was paid at closing; however a balance of $36,000 was not yet paid due to an administrative oversight; such amount is to be paid shortly.

The Company granted an 18-month right of first refusal to the Buyers to match any other offers to purchase additional shares of Turbotec held by the Company.  The Company has provided an indemnification to the Buyers under Article 7 of the Purchase Agreement.  The Purchase Agreement is governed by English law.

The Company has executed and delivered separate powers of attorney granting the Buyers their respective voting rights under their respectively purchased shares in the event there is a delay in registering the transfer of ownership to the Buyers.

Section 2 - Financial Information
Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 21, 2010 the Company sold the Shares of Turbotec to two purchasers in a private sale.

The Buyers are identified in Item 1.01 of this report.  Other than with respect to the transaction reported herein including the right of first refusal, and the April 26, 2010 previous transaction, none of the Buyers have any relationship with the Company or any business or personal relationship with any of the officers or directors of the Company.

The purchase price and its terms are described in Item 1.01 of this report.  The purchase price was arrived at through arm's-length negotiations and was substantially based upon the market price of Turbotec shares on the AIM market in London.

The Company will retain 2,712,407 ordinary shares of Turbotec constituting approximately 21.18% of the issued and outstanding shares of Turbotec.  The Company, immediately preceding this transaction, had owned approximately 29.77% of the outstanding shares of Turbotec.

The Company will deposit the proceeds, after costs and expenses of the transaction, in a secured escrow account to be utilized to pay or reduce the outstanding obligation to be awarded under the legal proceedings entitled Thermodynetics, Inc. v Turbotec Products plc in the High Court of England, case no. HC08C00046; the amount claimed by Turbotec is being challenged by the Company in the High Court.  The remaining proceeds will be used at the discretion of the Company.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Article 7 of the Purchase Agreement provides for an indemnification as described in Item 1.01 of this report.

Pursuant to Article 8 of the Purchase Agreement, the Company agreed to a right of first refusal in favor of the Buyers as described in Item 1.01 of this report.

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

(d)           The Purchase Agreement as Exhibit 10.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

(Registrant) THERMODYNETICS, INC.

Date: December 21, 2010	By:	/s/ Robert A. Lerman
Robert A. Lerman, President